Exhibit 10.11.1

LY BTI HOLDINGS CORP. 2005 STOCK OPTION PLAN

FORM OF

TIME-VESTING STOCK OPTION GRANT AGREEMENT

The terms and conditions of the LY BTI Holdings Corp. 2005 Stock Option Plan (the “Plan”), are hereby incorporated by reference. Capitalized terms in this Time-Vesting Stock Option Grant Agreement (the “Agreement”) that are not defined herein shall have the meanings stated in the Plan. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan is available upon request to the Secretary of LY BTI Holdings Corp. (the “Parent”).

In accordance with the Plan, the Board adopted a resolution granting you (the “Optionee”) an Option under the Plan to purchase the number of Shares, specified below, for the exercise price specified below and on the terms and subject to the conditions set forth in this Agreement and in the Plan.

This Agreement, which includes Sections 1 through 13 attached hereto, describes your rights with respect to the Option granted to you hereby and constitutes a legal agreement between you and the Parent.

Name of Optionee:
Address of Optionee:
Date of Grant:
Number of Shares Subject to Option:
Option Exercise Price:	$TBD (pending third-party valuation)
Type of Option:	Non-qualified Stock Option

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Date of Grant specified above.

LY BTI HOLDINGS CORP.

By:
Optionee:		Title:

1.Vesting and Term.

(a) Vesting. Unless the Option is previously terminated pursuant to the Plan or this Agreement and subject to the terms of any other agreement between the Optionee and the Parent and/or Baker Tanks, Inc. (the “Company”), so long as Optionee remains employed with any member of the Company Group, the Option shall become vested and exercisable as to twenty-five percent (25%) of the Shares subject hereto on each of the second, third, fourth and fifth anniversaries of the Date of Grant; provided, however, that if during such employment but prior to such fifth anniversary, there occurs a Change of Control, the unvested portion of the Option shall become fully vested and immediately exercisable on the consummation of the Change of Control.

(b) Term. In no event shall any Shares be purchasable under this Agreement after the tenth anniversary of the Date of Grant (the “Tenth Anniversary”). The Option, to the extent vested, shall cease to be exercisable immediately and all rights of the Optionee hereunder shall thereupon terminate as follows:

(i) Immediately upon termination of Optionee’s services as an employee, non-employee director or consultant of the Parent, the Company or any Subsidiary (a “Termination”) (x) by the Company Group for Cause, (y) by Optionee without Good Reason, or (z) if the Optionee violates Section 2 at any time;

(ii) The first anniversary of the date of any Termination due to Optionee’s death or Disability; or

(iii) 90 days after the date of any Termination by the Company Group without Cause or by Optionee for Good Reason.

Upon any Termination, any unvested portion of the Option shall terminate immediately.

For purposes of this Agreement, the terms “Cause”, “Disability” and “Good Reason” shall have the meaning specified in the Management Stockholder’s Agreement, attached hereto as Exhibit I.

2. Restrictive Covenants.

(a) Non-Competition. Optionee and Optionee’s Affiliates shall not until the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control of, any business or entity which engages anywhere in the Territory in any business or activity which is in competition with any aspect of the Business; provided, however, that nothing herein shall prohibit the Optionee from (a) being a purely passive owner of, in the aggregate, not more than five percent (5%) of any class of securities of a publicly traded entity in any of the foregoing lines of business or (b) having non-controlling ownership of interests in any investment fund that may directly or indirectly invest in entities in any of the foregoing lines of business, so long as, in the case of each of the preceding clauses (a) and (b), the Optionee does not participate in any way in the management, operation or control of such entity. The terms “Affiliate,” “Territory” and “Business” shall have the meanings specified in the Management Stockholder’s Agreement attached hereto as Exhibit I.

(b) Confidential Information. Optionee must, until the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, maintain all Confidential Information in confidence and must not disclose any Confidential Information to anyone outside of the Company Group; and Optionee must not at any time use any Confidential Information for the benefit of Optionee or any third party. Nothing in this Agreement, however, prohibits Optionee from: (1) disclosing any information (or taking any other action) in furtherance of Optionee’s duties to the Company Group while employed by the Company Group; or (2) disclosing Confidential Information to the extent required by law (after giving prompt notice to the Parent in order that the Company Group may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such information). Upon the Parent’s request at any time, Optionee must immediately deliver to the Company Group all tangible items in Optionee’s possession or control that are or that contain Confidential Information, without keeping any copies. The term “Confidential Information” shall have the meaning specified in the Management Stockholder’s Agreement attached hereto as Exhibit I.

(c) Non-Solicitation, No-Hire and Non-Disparagement. At all times prior to the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, the Optionee covenants and agrees that Optionee and Optionee’s Affiliates shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, (i) solicit any Persons who are, or within the one-year period immediately preceding the Date of Grant were, customers of the Company, to purchase other than from the Company any goods or services sold by the Company relating to the Business or (ii) take any action to discourage any Persons who are, or within the one-year period immediately preceding the Date of Grant were, suppliers of the Company, from doing business with the Company. In addition, Optionee covenants and agrees that Optionee and Optionee’s Affiliates shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, hire or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association with the Company (as applicable) any Persons who are, or within the three (3) month period immediately preceding the Date of Grant were, employed by the Company at the level of a manager, director (e.g., sales and marketing, business development), vice-president, president or any level more senior than any such level, provided, however, that (A) solicitation or hiring by Optionee or Optionee’s Affiliates of an immediate family member of such Optionee shall not constitute a violation of this Section 2(c) and (B) general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 2(c) and the hiring of any person as a result of such permitted solicitations shall not constitute a breach of this Section 2(e) so long as such person is hired to work in a business which is not in competition with the Business in violation of this Section 2(c).

Optionee shall not at any time prior to the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, make (or cause to be made) to any Person any knowingly disparaging, derogatory or other negative statement about Company Group, Fund or their Affiliates or subsidiaries. The terms “Persons” and “Fund” shall have the meanings specified in the Management Stockholder’s Agreement attached hereto as Exhibit I.

(d) Reasonableness of Restrictions. Optionee specifically acknowledges and agrees that the time, geographic and activity restrictions (as applicable) set forth in this Section 2 are reasonable and properly required for the protection of the Company Group.

3. No Right to Employment. Nothing contained herein shall be construed to confer on the Optionee any right to he retained in the employ of the Company Group or to diminish any right of the Company Group to dismiss the Optionee from employment, free from any liability, or any claim under this Agreement or the Plan, unless otherwise expressly provided in the Plan or in this Agreement.

4. Limits on Assignment and Transferability. No Option and no right under any such Option shall be assignable, alienable, saleable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable during the Optionee’s lifetime only by the Optionee or, if permissible under applicable law, by the Optionee’s guardian or legal representative, However nonqualified stock options may, with the prior written consent of the Board, be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse) to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties. In addition, the Optionee may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Optionee upon the death of the Optionee; provided that any such beneficiary may exercise the Option only for a period of ninety (90) days following the Optionee’s death and only to the extent that it was vested and exercisable as of the day preceding the Optionee’s death. No Option, and no right under any such Option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable.

5. Adjustments. (a) In the event that the Board shall determine that the outstanding Shares are affected by any (i) subdivision or consolidation of shares, (ii) extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (iii) recapitalization or other capital adjustment of the Parent, or (iv) spin-off, merger, consolidation or reorganization of the Parent or other rights to purchase Shares or other securities of the Parent, or other similar corporate transaction or event, such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which may be subject to Options, (y) the number and type of Shares subject to the unexercised portion of the Option, and (z) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the Optionee, all in accordance with Section 4(b) of the Plan.

(b) In addition to the rights set forth in Section 1(a) and clause 5(a), in the event of a transaction described in clause 5(a)(iv) above or a Change of Control (as defined in the Management Stockholder’s Agreement attached hereto as Exhibit I), subject to the provisions of Section 7 of the Plan, the Board may, in its sole discretion, take any one or more of the following actions, as to outstanding Options: (i) with the consent of the holder of any Option then outstanding, provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or entity (or to the extent the Parent’s stockholders receive capital stock of an affiliate thereof in the transaction, by such affiliate), (ii) upon written notice to the Optionee, provide that (A) all exercisable but unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee (after giving effect to the full vesting thereof upon consummation of such transaction, if applicable) within a specified period following the date of such notice and prior to the consummation of such event or transaction (which period shall not be less than fifteen (15) days) and (B) all unexercisable Options will terminate upon consummation of such event or transaction, (iii) in the event of a merger or consolidation under the terms of which holders of the Shares will receive upon consummation thereof a cash payment for each share surrendered in the merger or consolidation (the “Merger Price”), make or provide for a cash payment to the Optionee equal to the difference between (A) the Merger Price times the number of Shares subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, or (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event or transaction and shall cease to be exercisable at any time after such event or transaction. Any exercise of the Option in contemplation of a transaction described in clause 5(a)(iv) above may be conditioned upon and subject to the consummation thereof, in which case, any such exercise shall be deemed to have occurred immediately prior to such transaction and any resulting termination of the Option.

6. Time and Method of Exercise.

(a) The Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five days after the date of deposit in the United States mails, to the Secretary of the Parent at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Parent and be accompanied by payment of the aggregate Option price. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Parent receives said notice and documentation shall, subject to the provisions of Section 7 and 8, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company Group of such payment, notice and documentation.

(b) Solely upon the occurrence of a Special Exercise Date (as defined below), the Optionee may pay the Option Exercise Price, with the consent of the Board, which consent shall not be unreasonably withheld, using “mature Shares” (within the meaning of the applicable financial accounting standard pursuant to which the Options are being accounted on the books of the Company pursuant to U.S. generally accepted accounting principles). For purposes of this Section 6, the term “Special Exercise Date” shall mean: (i) the date that is six months prior to the Tenth Anniversary, so long as the Optionee is employed on such date, and (ii) the termination of the Optionee’s employment due to the Optionee’s death or Disability.

(c) Full payment for the Shares with respect to which such Option or any portion thereof is exercised shall be made by delivery of cash, check or, to the extent provided in Section 6(b) above, of Shares, or any combination thereof.

7. Tax Withholding. If the Company Group shall become obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the “Withholding Liability”), then the Optionee shall, on the date of exercise and as a condition to the issuance of the Shares subject to the Option, pay the Withholding Liability. Payment shall be by check payable to the Parent, the Company or any Subsidiary, as determined by the Board. Alternately, Optionee may request in writing that the Company Group withhold all or a portion of the Withholding Liability from any compensation or other amounts otherwise then due and payable to the Optionee, in which case such withholding and payment of any such amount to the relevant taxing authority shall constitute full satisfaction of the obligation to pay such compensation or other amounts to Optionee: provided, however, that in the event such withholding would be as a result of the reduction in the number of Shares otherwise issuable upon the exercise of the Option, the aggregate value of the number of Shares that are so withheld shall not exceed the minimum Withholding Liability incurred by Optionee as a result of the exercise of the Option at such time.

8. Exercise Conditioned on Compliance with Certain Laws. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Parent shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any governmental or regulatory body, is in either case necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Parent. Pending effectiveness, the exercise price shall be returned to the Optionee, and so long as such exercise shall be held in abeyance, the Option shall remain exercisable subject to this Section notwithstanding any termination or expiration thereof that might otherwise occur under the Option.

9. Securities Act Compliance. The Board may require as a condition to the right to exercise the Option hereunder that the Parent receive from the person exercising the

Option representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased without any present intention to sell or otherwise distribute such Shares in violation of applicable federal securities laws and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Parent, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

10. Stop Transfer Orders, Etc. All certificates for Shares or other securities of the Parent delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. No Representations or Warranties. The Parent makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

12. Governing Law; Successors and Assigns. This Agreement shall he construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

13. Management Stockholder’s Agreement. This Option and any Shares issuable upon exercise of this Option shall be subject to and conditioned upon the Optionee executing, delivering and becoming a party to a Management Stockholder’s Agreement in the form attached hereto as Exhibit I.

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